Exhibit 5.1


                      [Letterhead of Dorsey & Whitney LLP]

                                                                  STEVEN KHADAVI
                                                                         Partner
                                                                  (212) 415-9376
                                                       khadavi.steven@dorsey.com

                                               May 16, 2008

IntegraMed America, Inc.
Two Manhattanville Road
Purchase, NY 10577-2100

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to IntegraMed America, Inc. (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 500,000 shares of common stock, par value $.01 per share of the Company (the "Shares"), issuable pursuant to the Company's 2007 Long-Term Compensation Plan (the "Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      Our  opinions   expressed  above  are  limited  to  the  Delaware  General
Corporation Law.

IntegraMed America, Inc.
May 16, 2008
Page 2


      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing opinion is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                            Very truly yours,


                                            /s/Dorsey & Whitney LLP

                                            Dorsey & Whitney LLP

SK/JBW